UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2008

Solomon Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50532	52-1812208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Commerce Drive
Danbury, Connecticut 06810
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (203) 797-9586

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements:

Some of the statements in this report are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions that are not statements of historical fact. You can identify these statements by the following words:

- "may"
- "will"
- "should"
- "estimates"
- "plans"
- "expects"
- "believes"
- "intends"

and similar expressions. We cannot guarantee our future results, performance or achievements. Our actual results and the timing of corporate events may differ significantly from the expectations discussed in the forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. Potential risks and uncertainties that could affect our future operating results include, but are not limited to, the risks described in our Annual Report on Form 10-KSB for the year ended December 31, 2006.

Item 1.01.	Entry into a Material Definitive Agreement, and
Item 3.02.	Unregistered sales of Equity Securities.

On April 15, 2008, the Company entered into an Amendment Agreement with Alpha Capital Anstalt (“Alpha”) with respect to the Company’s Variable Rate Self-Liquidating Senior Secured Convertible Debentures due April 17, 2009 (the “Debentures”). Alpha is a holder of Debentures. Under the Agreement, the Company and Alpha agreed to accelerate the maturity of Alpha’s Debentures to April 15, 2008 and to issue to Alpha 1,643,018 shares of common stock, par value $.001 per share (“Common Stock”) in full redemption of all of Alpha’s Debentures, including all accrued interest.

On April 15, 2008, the Company entered into an Amendment Agreement with Iroquois Master Fund, Ltd. (“Iroquois”) with respect to the Debentures. Iroquois is a holder of Debentures. Under the Agreement, the Company and Iroquois agreed to accelerate the maturity of Iroquois’ Debentures to May 1, 2008 and to issue to Iroquois, on April 16, 2008, 3,343,337 shares of Common Stock in full redemption of all of Iroquois’ Debentures, including all accrued interest, subject to a the possible issuance of additional shares of Common Stock on May 1, 2008 to “true-up” the April 16, 2008 issuance.

On April 4, 2008, the Company issued 500,000 restricted shares of its Common Stock to Gary M. Laskowski, the Company’s Chairman of the Board, for current services and accrued compensation pursuant to the terms of his employment agreement with the Company.

On April 4, 2008, the Company issued 500,000 restricted shares of its Common Stock to Michael D’Amelio, a director of the Company and its Secretary, for current services and accrued compensation pursuant to the terms of his employment agreement with the Company.

On April 16, 2008, the Company issued 175,000 restricted shares of its Common Stock to Kenneth M. Przysiecki, a director of the Company, for services rendered as chairman of an independent committee of the board of directors formed to evaluate a potential acquisition.

On April 16, 2008, the Company issued 200,000 restricted shares of its Common Stock to Glen Wegner, the Chairman of the Company’s Advisor Board, for services rendered in that capacity.

On April 17, 2008, the Company issued 125,000 restricted shares of its Common Stock to Laurie Mazzarella for investor relations services to be provided to the Company.

On April 17, 2008, the Company issued 125,000 restricted shares of its Common Stock to Steve Pavliska for investor relations services to be provided to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLOMON TECHNOLOGIES, INC.
(Registrant)

Dated: April 17, 2008	By:	/s/ Gary M. Laskowski
Gary M. Laskowski
Principal Executive Officer